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EXHIBIT 5.1

                            GARDERE WYNNE SEWELL LLP
                           1000 Louisiana, Suite 3400
                            Houston, Texas 77002-5011
                       713.276.5500 Phone 713.276.5555 Fax

August 18, 2005

Smith International, Inc.
411 North Sam Houston Parkway, Suite 600
Houston, Texas 77060

Re:   Opinion as to Legality of Securities

Ladies and Gentlemen:

We have served as counsel for Smith International, Inc., a Delaware corporation (the "COMPANY"), in connection with the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission (the "COMMISSION") for the registration of $500,000,000 in the aggregate initial issue price of an indeterminate amount of shares of common stock, par value $1.00 per share ("COMMON STOCK"), debt securities and units consisting of Common Stock and debt securities (collectively, the "SECURITIES") by the Company, under the Securities Act of 1933, as amended (the "ACT").

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities (the "ENABLING RESOLUTIONS"), and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner currently proposed. We have also assumed for purposes of this opinion that each series of the debt securities and the indenture between the Company and The Bank of New York, as trustee, dated as of September 8, 1997 (the "INDENTURE") has been duly authorized by all necessary corporate action by the Company. We have examined and relied upon such records, certificates and the other instruments in connection with this opinion as in our judgment we have deemed necessary or appropriate for purposes of this opinion. Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

In our examination, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

In rendering the opinions expressed herein, we have assumed: (a) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective under the Act and such effectiveness shall not have been terminated or rescinded; (b) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby;
(c) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (d) with respect to debt Securities offered, the Indenture and any necessary supplemental indenture will have become qualified under the Trust Indenture Act of 1939, as amended; (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (h) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Company's organizational or charter documents and not otherwise issued or reserved for issuance and such Common Stock shall be offered for an amount at least equal to its par value; and (i) at the time of issuance of any Securities
(1) the Company validly exists and is duly qualified and in good standing under the laws of the State of Delaware and (2) the Company's organizational or charter documents are in full force and effect and have not been amended, restated, supplemented or otherwise
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altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration since the date hereof.

We are opining herein as to the effect on the subject transaction only of the laws of the State of New York and the State of Texas, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that law) and the Federal laws of the United States as in effect on the date hereof, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the State of New York, the State of Texas or the State of Delaware.

Subject to the foregoing and the other matters set forth herein, it is our opinion that:

     (i) such of the Securities as are Common Stock, when duly issued and delivered in accordance with the Enabling Resolutions, will be duly authorized, validly issued, fully paid and non-assessable; and

     (ii) such of the Securities as are evidences of indebtedness of the Company, when the terms of such Securities and of their issuance and sale have been duly established in conformity with the Indenture and when duly authenticated, issued and delivered in accordance with the Enabling Resolutions, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion rendered in the preceding paragraph relating to the enforceability of the evidences of indebtedness is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfers or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the trustee and constitutes the legal, valid and binding obligation of the trustee, enforceable against the trustee in accordance with its terms; that the trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We consent to your filing this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement as the attorneys who will pass upon the legal validity of the Securities. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any obligation to revise or supplement this opinion should there be a change in any currently applicable laws.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

GARDERE WYNNE SEWELL LLP


By: /s/ ERIC A. BLUMROSEN, Partner
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